Exhibit 99.1

XIAOTAI INTERNATIONAL INVESTMENT INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Xiaotai International Investment Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Xiaotai International Investment Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xiaotai International Investment Inc. and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018.

New York, New York

October 10, 2019

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$1,099,729	$33,001,007
Restricted cash	1,166,470	769,471
Accounts receivable, net	6,954,131	1,950,793
Accounts receivable – related parties	-	1,069,352
Prepayments	62,288	146,473
Prepayments – related parties	-	38,453
Loan receivable	-	4,456,465
Loan receivable – a related party	21,895,259	-
Other current assets	411,707	404,784
Due from related parties	-	762,546
Assets of discontinued operations	-	1,163,119

Total Current Assets	31,589,584	43,762,463

Property and equipment, net	830,393	1,277,635

Other Assets
Investment in an equity investee	-	384,178
Intangible assets, net	59,136	215,435
Deferred tax assets	76,676	-

Total Assets	$32,555,789	$45,639,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Advance from customers	$220,963	$233,533
Accrued expenses and other liabilities	2,376,836	3,648,440
Other payable	-	14,286,456
Due to related parties	337,321	1,668,179
Income tax payable	2,303,183	2,478,750
Liabilities of discontinued operations	-	824,793

Total Current Liabilities	5,238,303	23,140,151

Noncurrent Liabilities
Deferred tax liabilities	-	1,072,165

Total Liabilities	5,238,303	24,212,316

Commitments and Contingencies

Shareholders’ Equity
Ordinary shares (par value $0.0001 per share; 500,000,000 shares authorized; 100,000 shares issued and outstanding)	10	10
Additional paid-in capital	17,200,819	17,180,819
Statutory reserve	1,124,285	392,682
Retained earnings	9,711,153	3,141,916
Accumulated other comprehensive (loss) income	(718,781)	711,968

Total Shareholders’ Equity	27,317,486	21,427,395

Total Liabilities and Shareholders’ Equity	$32,555,789	$45,639,711

The accompanying notes are an integral part of these consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended December 31,
	2018	2017

Operating Revenues
Revenues – third parties	$42,909,912	$31,148,018
Revenues – related parties	516,187	1,643,507

Total Operating Revenues	43,426,099	32,791,525

Operating Expenses
Origination and servicing expenses	(1,309,433)	(2,134,709)
Selling expenses	(23,777,735)	(7,754,211)
General and administrative expenses	(5,296,795)	(2,591,691)
Research and development expenses	(1,898,107)	(1,045,268)

Total Operating Expenses	(32,282,070)	(13,525,879)

Income from Operations	11,144,029	19,265,646

Other Income (expenses)
Interest income	203,537	23,173
Other expenses, net	(80,224)	(175,908)

Total Other Income (expenses), net	123,313	(152,735)

Income Before Income Taxes	11,267,342	19,112,911

Income tax expenses	(3,966,502)	(4,264,155)

Net Income from continuing operations	7,300,840	14,848,756

Net Loss from discontinued operations, net of income tax	-	(3,536,532)

Net Income	7,300,840	11,312,224

Other comprehensive (loss) income
Foreign currency translation adjustments	(1,430,749)	1,199,102
Reclassified to net loss from discontinued operations	-	(186,675)
	(1,430,749)	1,012,427

Comprehensive Income	$5,870,091	$12,324,651

Weighted average number of common stock
Basic and diluted	100,000	100,000

Earnings (loss) per share
Net earnings per share from continuing operations – basic and diluted	$73.01	$148.49
Net loss per share from discontinued operations – basic and diluted	$-	$(35.37)

The accompanying notes are an integral part of these consolidated financial statements

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Ordinary shares
	Number	Amount	Additional paid-in capital	Statutory reserve	Retained earnings (Accumulated deficit)	Accumulated other comprehensive income (loss)	Total

Balance as at December 31, 2016	100,000	10	7,921,559	-	(7,777,626)	(300,459)	(156,516)

Capital contribution from a shareholder	-	-	9,259,260	-	-	-	9,259,260
Net income	-	-	-	-	11,312,224	-	11,312,224
Appropriation of statutory reserve	-	-	-	392,682	(392,682)	-	-
Sales of a reporting segment	-	-	-	-	-	(186,675)	(186,675)
Foreign currency translation adjustments	-	-	-	-	-	1,199,102	1,199,102

Balance as at December 31, 2017	100,000	10	17,180,819	392,682	3,141,916	711,968	21,427,395

Capital contribution from a shareholder	-	-	20,000	-	-	-	20,000
Net income	-	-	-	-	7,300,840	-	7,300,840
Appropriation of statutory reserve	-	-	-	731,603	(731,603)	-	-
Foreign currency translation adjustments	-	-	-	-	-	(1,430,749)	(1,430,749)

Balance as at December 31, 2018	100,000	10	17,200,819	1,124,285	9,711,153	(718,781)	27,317,486

The accompanying notes are an integral part of these consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows from Operating activities:
Net income	$7,300,840	$11,312,224
Less: Net Loss from discontinued operations, net of tax	-	(3,536,532)
Net Income from continuing operations	7,300,840	14,848,756
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization of intangible assets	150,418	303,817
Depreciation of property and equipment	717,514	710,040
Gain from disposal of property and equipment	(54)	-
Provision for doubtful accounts	409,004	118,417
Deferred income tax (benefits) provision	(1,134,220)	1,603,602
Changes in operating assets and liabilities:
Accounts receivable	(5,708,160)	(1,595,881)
Prepayments	79,315	(123,659)
Due from related parties	1,147,696	(596,852)
Other current assets	(98,902)	(346,004)
Accounts payable	-	-
Advance from customers	-	-
Due to related parties	153,581	923,293
Accrued expenses and other liabilities	(15,168,994)	16,218,318
Income tax payable	(43,808)	2,386,904
Net cash (used in) provided by operating activities from continuing operations	(12,195,770)	34,450,751
Net cash provided by (used in) operating activities from discontinued operations	332,758	(4,311,546)

Net Cash (Used in) Provided by Operating Activities	(11,863,012)	30,139,205

Cash Flows from Investing activities:
Purchase of property and equipment	(327,501)	(453,183)
Purchase of intangible assets	-	(79,868)
Proceeds from disposal of property and equipment	3,459	-
Investment in an equity investee	-	(369,943)
Cash paid in disposition of marketplace services for merchant products	(693,664)	-
Proceeds from disposal of investment in an equity investee	377,855	-
Loan disbursement to a related party	(22,759,976)	-
Loan repayment from (disbursement to) a third party	4,383,114	(4,291,337)
Net cash used in investing activities from continuing operations	(19,016,713)	(5,194,331)
Net cash used in investing activities from discontinued operations	-	-

Net Cash Used in Investing Activities	(19,016,713)	(5,194,331)

Cash Flows from Financing activities:
Capital contribution from a shareholder	20,000	9,259,260
Repayment of loan receivable – a third party	-	(5,472,195)

Net Cash Provided by Financing Activities From Continuing Operations	20,000	3,787,065

Effect of Exchange Rate Changes	(644,554)	1,570,078

Net (Decrease) Increase in Cash and Cash Equivalents, and Restricted Cash	(31,504,279)	30,302,017
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	33,770,478	3,468,461
Cash, Cash Equivalents, and Restricted Cash at End of Year	$2,266,199	$33,770,478

Supplemental Cash Flow Information
Cash paid for interest expense	$-	$-
Cash paid for income tax	$5,144,532	$273,650

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the consolidated statements of cash flows:

	December 31, 2018	December 31, 2017
Cash and cash equivalents	$1,099,729	$33,001,007
Restricted cash	1,166,470	769,471

	$2,266,199	$33,770,478

The accompanying notes are an integral part of these consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION

Xiaotai International Investment Inc. (“Xiaotai International” or the “Company”) is a holding company incorporated in Cayman Islands on July 19, 2018. Xiaotai International facilitates loans from investors to borrowers through its internet lending information intermediary platform operations in China, through two variable interest entities (“VIEs” as defined in Note 3), Zhejiang Xiaotai Technology Co., Ltd. (“Xiaotai Technology”) which was established on April 29, 2014, and Hangzhou Yingran Technology Co., Ltd. (“Yingran”) which was established on July 5, 2018.

On August 7, 2018, Xiaotai International established a wholly owned subsidiary in Hong Kong, Xiaotai Investment Hong Kong Limited (“Xiaotai HK”), which is as a holding company. Subsequently on September 6, 2018, Xiaotai HK established a Wholly Foreign-Owned Enterprise in China, Hangzhou Ruiran Technology Co., Ltd. (“Ruiran” or “WFOE”).

On September 20, 2018, Ruiran entered into a series of contractual arrangements, or VIE Agreements, with Xiaotai Technology, Yingran, and all the equity holders of Xiaotai Technology and Yingran, through which the Company obtained control and became the primary beneficiary of both Xiaotai Technology and Yingran, hereinafter referred to as the Reorganization. As a result, Xiaotai Technology and Yingran became the Company’s VIEs.

On September 20, 2018, the Company completed its reorganization of entities under the common control of one major shareholder, Mr. Baofeng Pan, through his 100% controlled entity incorporated in British Virgin Island (“BVI”), and owned a majority of the equity interests of the Company prior to the Reorganization. The Company was established as a holding company of Ruiran. Ruiran is the primary beneficiary of both Xiaotai Technology and Yingran, and all of these entities are under common control of the Company, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

The following diagram illustrates the Company’s corporate structure, including its subsidiary and consolidated variable interest entities as of the date of this registration statements:

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Agreements with Xiaotai Technology and Yingran

Foreign ownership of internet-based businesses, including distribution of online information (such as an online marketplace connecting customers and suppliers) and marketing survey services for online marketplace, is subject to restrictions under current People’s Republic of China (“PRC”) laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in internet-based businesses, subject to certain exceptions, and any such foreign investor must have experience in providing internet-based businesses services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment promulgated in 2007, as amended in 2011, 2015 and 2017, respectively, and other applicable laws and regulations. The Company is a Cayman holding company of Ruiran (its PRC subsidiary) and is a foreign invested enterprise. To comply with these regulations, the Company conducts substantially all of its activities in PRC through Xiaotai Technology and Yingran. As such, both Xiaotai Technology and Yingran are controlled through VIE Agreements in lieu of direct equity ownership by the Company. The key terms of the VIE Agreements are as summarized below:

Equity Interest Pledge Agreements

WOFE, Xiaotai Zhejiang, Yingran Hangzhou and all of the Participating Shareholders, entered into Equity Interest Pledge Agreements, pursuant to which the Participating Shareholders pledged all of their equity interest in Xiaotai Zhejiang and Yingran Hangzhou to WOFE as collateral in order to guarantee the performance of Xiaotai Zhejiang and Yingran Hangzhou’s obligations under the Consulting Services Agreement.

The Participating shareholders shall not transfer the pledged equity interest, place or permit the existence of any security interest or other encumbrance on the pledged equity interest, without the prior written consent of WFOE, except for the performance of the Exclusive Equity Option Agreements executed by the VIE, WOFE, Xiaotai Zhejiang and Yingran Hangzhou on the execution date of the Equity Interest Pledge Agreement. During the term of the pledge, WOFE shall have the right to collect any and all dividends declared or generated in connection with the pledged equity interest. The pledge shall be continuously valid until all payments due under the Consulting Services Agreement have been fulfilled by the VIEs.

Consulting Services Agreements

Pursuant to Consulting Services Agreement by and between WOFE and Xiaotai Zhejiang, WOFE has the exclusive right to provide Xiaotai Zhejiang with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Xiaotai Zhejiang. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Xiaotai Zhejiang has agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The Consulting Services Agreement remains in effect unless Xiaotai Zhejiang fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Xiaotai Zhejiang and the Xiaotai Shareholders.

Pursuant to a Consulting Services Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Hangzhou equity shareholders, or Yingran Shareholders, WOFE has the exclusive right to provide Yingran Hangzhou with technical support, consulting services and management services during the term of the agreement. In exchange, WOFE will be entitled to a service fee that substantially equals to all of the net income of Yingran Hangzhou. The service fees may be adjusted based on the services rendered by WOFE in that quarter. Yingran Shareholders and Yingran Hangzhou have agreed not to engage any other party for the same or similar consultation services without WOFE’s prior consent. The term of the Consulting Services Agreement remains in effect unless Yingran Hangzhou fails to pay the services fee or becomes bankrupt or insolvent. Nevertheless, WOFE may terminate the Consulting Services Agreement at any time upon giving 30 days’ prior written notice to Yingran Hangzhou and the Yingran shareholders.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Arrangements with Xiaotai Technology and Yingran (CONTINUED)

Operating Agreements

Pursuant to an Operating Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Zhejiang or Xiaotai Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Xiaotai Zhejiang (excluding proceeding with Xiaotai Zhejiang’s normal business operation). Xiaotai Zhejiang and Xiaotai Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Xiaotai Zhejiang’s daily operations, financial management and the employment and dismissal of Xiaotai Zhejiang’s employees. Xiaotai Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Xiaotai Zhejiang and shall appoint members of WOFE’s senior management as Xiaotai Zhejiang’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Xiaotai Zhejiang’s operation term expires.

Pursuant to an Operating Agreement by and among WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Hangzhou or Yingran Shareholders shall not, without the prior written consent of WOFE, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Yingran Hangzhou (excluding proceeding with Yingran Hangzhou’s normal business operation). Yingran Hangzhou and Yingran Shareholders also jointly agree to accept the corporate policies or advice provided by WOFE in connection with Yingran Hangzhou’s daily operations, financial management and the employment and dismissal of Yingran Hangzhou’s employees. Yingran Shareholders shall appoint such individuals as recommended by WOFE to be Directors of Yingran Hangzhou and shall appoint members of WOFE’s senior management as Yingran Hangzhou’s General Manager, Chief Financial Officer, and other senior officers (as defined in the Operating Agreement). Unless by the early termination of WOFE, the Operating Agreement remains in effect until Yingran Hangzhou’s operation term expires.

Exclusive Equity Option Agreements

Pursuant to an Exclusive Equity Option Agreement by and among WOFE, Xiaotai Zhejiang and each of the Xiaotai Shareholders, Xiaotai Shareholders jointly and severally grant WOFE an exclusive option to purchase at any time in part or in whole their equity interests in Xiaotai Zhejiang for a purchase price equal to the capital paid by the Xiaotai Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Xiaotai Zhejiang, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WFOE at its discretion.

Pursuant to an Exclusive Equity Option Agreement by and among the WOFE, Yingran Hangzhou and each of the Yingran Shareholders, Yingran Shareholders irrevocably grant WOFE an irrevocable and exclusive right to purchase, or designate one or more persons to purchase at any time in part or in whole their equity interests in Yingran Hangzhou for a purchase price equal to the capital paid by the Yingran Shareholders, pro-rated for purchase of less than all the equity interest. WOFE may exercise such option at any time until it has acquired all equity interests of Yingran Hangzhou, and freely transfer the option to any third party. The Exclusive Equity Option Agreement terminates in ten years but can be renewed by WOFE at its discretion.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Arrangements with Xiaotai Technology and Yingran (CONTINUED)

Voting Rights Proxy Agreement

Each of the Xiaotai Shareholders and Yingran Shareholders has entered into a voting rights proxy agreement, or the Voting Rights Proxy Agreement, pursuant to which each of the Xiaotai Shareholders and Yingran Shareholders has authorized WOFE to act on his or her behalf as the exclusive agent and attorney with respect to all matters concerning the shareholding, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights that shareholders are entitled to under PRC law and the VIE’s bylaws, including but not limited to the sale or transfer or pledge or disposition of the such shareholder’s shareholding in part or in whole; and (c) designating and appointing on behalf of the shareholders legal representative, executive director, supervisor, chief executive officer and other senior management members of the VIEs. The agreement shall remain in effective for the longest time then permitted under applicable PRC laws.

The Company has concluded that the Company is the primary beneficiary of Xiaotai Zhejiang and Yingran Hangzhou and should consolidate their financial statements. The Company is the primary beneficiary based on the Voting Rights Proxy Agreement entered into as part of the VIE Agreements that each equity holder of Xiaotai Zhejiang and Yingran Hangzhou assigned their rights as a shareholder of Xiaotai Zhejiang and Yingran Hangzhou to WOFE. These rights include, but are not limited to, attending shareholders’ meetings, voting on matters submitted for shareholder approval and appointing legal representatives, executive director, supervisor, chief executive officer and other senior management members. As such, the Company, 100% controlling WOFE, is deemed to hold all of the voting equity interest in Xiaotai Zhejiang and Yingran Hangzhou. For the periods presented, the Company has not provided any financial or other support to either Xiaotai Zhejiang or Yingran Hangzhou. However, pursuant to the Consulting Services Agreement, the Company may provide complete technical support, consulting services and management services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Xiaotai Zhejiang and Yingran Hangzhou to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIEs were considered in determining that the Company is the primary beneficiary of the VIEs. Accordingly, the financial statements of the VIEs are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, Ruiran has effective control of both Xiaotai Technology and Yingran which enables Ruiran to receive all of their expected residual returns and absorb the expected losses of VIEs. Accordingly, the Company consolidates the accounts of Xiaotai Technology and Yingran for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATION (CONTINUED)

VIE Arrangements with Xiaotai Technology and Yingran (CONTINUED)

The accompanying consolidated financial statements reflect the activities of Xiaotai International and each of the following entities:

Name	Background	Ownership
Xiaotai HK	- A Hong Kong company - Incorporated on August 7, 2018	100% owned by Xiaotai International
Ruiran

- A PRC limited liability company and a wholly foreign owned enterprise

- Incorporated on September 6, 2018

- Registered capital of $2,000,000 with registered capital  of $1,945,030 to be funded by September 5, 2048.

100% owned by Xiaotai HK
Xiaotai Technology

- A PRC limited liability company

- Incorporated on April 29, 2014

- Registered capital of $73,481,369 (RMB 500,000,000) with registered capital fully paid up.

- Internet information technology service provider

VIE
Yingran

- A PRC limited liability company

- Incorporated on July 5, 2018

- Registered capital of $153,761 (RMB 1,000,000) with registered capital of $153,761 (RMB 1,000,000) to be funded by June 30, 2038

- Internet information technology service provider

VIE

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b)	Basis of consolidation

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of all wholly owned subsidiary’s VIEs over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

(c)	Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment and intangible assets, collectability of receivables, impairment of property and equipment and intangible assets and realization of deferred tax assets. Actual results could differ from those estimates.

(d)	Foreign currency translation

The reporting currency of the Company is U.S. Dollars, or US$ or USD, and the functional currency is Renminbi Yuan, or RMB, as China is the primary economic environment in which the entity operates.

The consolidated financial statements of the Company are prepared using RMB, and translated into the Company’s reporting currency, USD, at the exchange rates quoted by www.oanda.com. Monetary assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated using average rates during each reporting period, and stockholders’ equity is translated at historical exchange rates. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or loss in shareholders’ equity.

	December 31, 2018	December 31, 2017
Balance sheet items, except for equity accounts	6.8776	6.5074

	For the Years Ended December 31
	2018	2017
Items in the statements of income and comprehensive income, and statements of cash flows	6.6163	6.7578

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)	Fair values of financial instruments

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of current assets and liabilities based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments including in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximately fair value because of the short period of time between the origination of such instruments and their expected realization and non-interest bearing.

(f)	Cash and cash equivalents

Cash and cash equivalents primarily consists of bank deposits with original maturities of three months or less, which are readily convertible to known amount of cash. The Company maintains accounts at banks and has not experienced any losses from such concentrations.

(g)	Restricted Cash

The Company adopted Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows: Restricted Cash” during the year ended December 31, 2018. This ASU applies to all entities that have restricted cash or restricted cash equivalents to be presented in the statement of cash flows under Topic 230.

As of December 31, 2018 and 2017, the Company had restricted cash of $1,166,470 and $769,471, respectively. All restricted cash was related to the deposit pledged in the banks for it to provide online lending services (Note 5).

(h)	Accounts receivable

Accounts receivable represents the transaction and management fees earned from borrowers under the loans but have not yet collected. Amounts are considered overdue after 30 days. An allowance for doubtful accounts is established and recorded based on management’s assessment of potential losses based on the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Allowance of doubtful accounts receivable

The allowance for accounts receivable is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off.

The Company recognizes a charge-off when management determines that full repayment of the receivable is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent customer for more than six months or when the court rules against the Company to collect the outstanding balances.

Based on quantitative and qualitative assessment, the Company accrued doubtful allowance on accounts receivables in the following policy:

Allowance as a % of total accounts receivable

Overdue within 90 days	5%
Overdue between 91 days and 180 days	10%
Overdue between 181 days and 270 days	25%
Overdue between 271 days and 360 days	50%
Overdue between 361 days and 450 days	75%
Overdue over 450 days	100%

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

(j)	Prepayments

Prepayments represent amounts advanced to suppliers for merchant products and for other operating services. The suppliers usually require advance payments when the Company makes purchase or orders service and the prepayments will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

Allowances are recorded when utilization and collection of amounts due are in doubt. Delinquent prepayments are written-off after management has determined that the likelihood of utilization or collection is not probable and known bad debts are written off against the allowances when identified. No allowance was deemed necessary at December 31, 2018 and 2017.

(k)	Loan receivable

Loans receivable represents loans originated by the Company, which are due from borrowers. The Group has the intent and the ability to hold such a loan for the foreseeable future or until maturity or payoff. Loans receivable are recorded at unpaid principal balances, net of allowance for loan losses that reflects the Company’s best estimate of the amounts that will not be collected.

The allowance for the loan loss is determined at a level believed to be reasonable to absorb probable losses inherent in the portfolio as of each balance sheet date. The allowance is provided based on an assessment performed on a portfolio basis. All loans are assessed collectively depending on factors such as delinquency rate, size, and other risk characteristics of the portfolio.

The Company writes-off the loans receivable and the related allowance when management determines that full repayment of a loan is not probable. The primary factor in making such determination is the potential recoverable amounts from the delinquent debtor.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)	Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method after consideration of the estimated useful lives and estimated residual value. The estimated useful lives are as follows:

	Useful life	Estimated residual value rate
Electronic equipment	3-5 years	0% - 5%
Vehicles	5 years	0% - 5%
Office equipment	5 years	0% - 5%
Leasehold improvements	Shorter of the remaining lease terms or estimated useful life	0%

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model. For the years ended December 31, 2018 and 2017, there was no impairment of property and equipment.

(m)	Intangible assets

Acquired intangible assets with finite lives are amortized on a straight-line basis over their expected useful economic lives. Amortization is calculated on a straight-line basis over the following estimated useful lives:

Software	3 years

(n)	Investment in an equity investee

For equity investments in entities over which the Company does not have control or significant influence and for which there is no readily determinable fair value, the cost method is used.

Under the cost method, the Company carries the investment at cost and recognizes income to the extent of dividends received from the distribution of the equity investee's post-acquisition profits.

During the year ended December 31, 2017, the Company made an equity investment of $369,943 in a private entity over which the Company neither has significant influence nor control. During the year ended December 31, 2018, the Company disposed of the investment at cost.

(o)	Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. For the years ended December 31, 2018 and 2017, no impairment of long-lived assets was recognized.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p)	Other payable

The Company facilitated loans through some cooperation partners, through whom and the Company the borrowers repaid the principal and interest to the investors. As of December 31, 2018 and 2017, the Company had $nil and $14,286,456 from the cooperation partners which were yet to get repaid to the investors. The Company recorded the balance as other payable.

(q)	Revenue recognition

Internet Lending Services

The Company engages primarily in operating an online consumer finance marketplace by providing an online platform which matches borrowers with investors. The Company’s platform provides investors with various loan product related information, including information regarding standard loan products and consumer loan products. Investors may choose to subscribe to loan products based on the profiles of approved borrowers listed on the online platform. The Company determined that it is not the legal lender and legal borrower in the loan origination and repayment process. Therefore, the Company does not record loans receivable and payable arising from the loans between investors and borrowers on its marketplace. Revenue comprises the fair value of the consideration received or receivable for the provision of services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”). The two major deliverables provided are loan facilitation services which are recorded as transaction fees and post-facilitation services which are recorded as management fees. The Company also generates revenue from service fees upon the investors receiving their investment return. Revenues comprise the consideration received or receivable for the provision of services in the ordinary course of the business and are recorded net of value-added tax.

Consistent with the criteria of ASC 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four revenue recognition criteria are met:

(i)	Persuasive evidence of an arrangement exists;

(ii)	Delivery has occurred or services have been provided;

(iii)	The selling price is fixed or determinable; and

(iv)	Collectability is reasonably assured.

The Company considers the loan facilitation services and post-facilitation services as multiple deliverable arrangements. Although the Company does not sell these services separately, the Company determined that all deliverables have standalone value. Thus, all fees are allocated among loan facilitation services and post-facilitation services. The Company does not have vendor specific objective evidence of selling price for the loan facilitation service and the post-facilitation service because the Company does not provide these services separately. Third-party evidence of selling price does not exist either, as public information is not available regarding the amount of fees the Company’s competitors charge for these services. Since neither vendor-specific objective evidence nor third-party evidence is available, the Company generally uses its best estimate of selling prices of the different deliverables as the basis for allocation. When estimating the selling prices, the Company considers the cost related to such services, profit margin, customer demand, effect of competition on services, and other market factors. The fees allocated to loan facilitation is recognized as revenue upon execution of loan agreements between investors and borrowers; the fees allocated to post-origination services are deferred and amortized over the period of the loan on a straight line method, which approximates the pattern of when the underlying services are performed.

Borrowers — Borrowers are charged of management fees. Management fees are paid by borrowers pay a management fee on each loan payment to compensate the Company for services provided during the loan period. The Company records management fees as a component of operating revenue on a monthly basis.

Investors — The Company charges investors a service fee on their actual investment return. The Company generally receives the service fees upon the investors receiving their investment return. The Company recognizes the revenue when loan was repaid and investor received their investment income.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)	Revenue recognition (continued)

Internet Lending Services (continued)

Cooperation partners — Cooperation partners are charged of transaction fees and service fees. 1) Transaction fees are paid by cooperation partners to the Company for the work performed through its platform. These fees are recognized as a component of operating revenue at the time of loan issuance. These fees are non-refundable upon the issuance of loan. And 2) Service fees are paid by cooperation partners on each loan payment to compensate the Company for services provided during the loan period. The Company records the service fees as a component of operating revenue on a monthly basis. Cooperation partners Cooperation partners cooperation partners

Interest spread — Before the launch of P2P Measure, the lending platform charges higher borrowing rate from borrowers than investment return rate offered to investors. As such, the Company earned interest spread from the gap of the interest rate. The Company recognizes the revenue when loan was repaid from the borrowers to investors. Since February 2018, the Company suspended such business as restricted by P2P Measure.

Below tables summarized the revenue recognized for each major type of services for the years ended December 31, 2018 and 2017, respectively.

	For the Years Ended December 31,
	2018	2017
Transaction fees	$8,124,181	$7,895,140
Management fees	$22,286,517	$15,280,020
Service fees charged to investors	$7,371,503	$4,250,604
Service fees charged to cooperation partners	$5,603,982	-
Interest spread	$-	$5,380,245

Marketplace Services for Merchant Products

Revenues are generated primarily from merchandise sales, and marketplace services.

Revenues are recognized when the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Sales allowances for returns, which reduce revenues, are estimated based on historical experience. Revenues are recorded net of value-added taxes, business taxes and surcharges.

In accordance with ASC 605-45, Revenue Recognition: Principal Agent Considerations, the Company considers several factors in determining whether the Company acts as the principal or as an agent in the arrangement of merchandise sales and provision of various related services and thus whether it is appropriate to record the revenue and the related cost of sales on a gross basis or record the net amount earned as service fees.

Merchandise Sales

Revenues are from merchandise sales when the Company acts as principal for the sales of brand products to end customers online through its own internet platforms and offline at the offline experience centers. Online sales include sales through the online shopping mall.

The Company considers as a principal for the following reasons: (1) the Company is the primary obligor and is responsible for the acceptability of the products and the fulfillment of the delivery services; (2) the Company is responsible to compensate end customers if the products are counterfeit or defective goods; (3) the Company also has latitude in establishing selling prices and selecting suppliers; (4) the Company assumes credit risks on receivables; and (5) the Company has legal ownership of the inventory and has significant inventory risks even for those inventory with payment deferred until the following month after the inventory is sold as it has physical loss risk after acceptance of all the goods purchased from suppliers. Accordingly, the Company considers as the principal in the arrangement with the end customers and record revenue earned from merchandise sales on a gross basis.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)	Revenue recognition (continued)

Marketplace Services for Merchant Products (continued)

Marketplace services

Marketplace service revenue is generated through the internet platform. Marketplace service revenue refers to the commission fee earned by the Company when the Company acts as an agent for sales of vendors' goods. The Company recognizes the commission fee when the vendors’ goods are delivered to the customers.

With respect to the marketplace service revenue, the Company does not have general inventory risk or latitude in establishing prices. Accordingly, the Company records the net amount as marketplace service fees earned.

(r)	Origination and servicing expenses

Origination and servicing expenses primarily consist of fee charges from the third party platform providers on each deposit made by the lenders into their respective fund accounts held by the third party platform fund accounts, and salaries and benefits of employees who facilitate loan origination, perform risk pricing, debt-collection service, customer service, data processing and data analysis.

(s)	Incentive

In order to incentivize lenders, the Company provides incentives to lenders on the internet lending platform, who commit a certain amount of money for a period of time. During the relevant incentive program period, the Company sets certain thresholds for the lenders to qualify for the cash incentive. When a qualified investment is made by a lender, the incentive payment is paid to the lender as a percentage of investment amount at the time of loan issuance as part of its investment to the specified loan that he/she has invested. The incentive expenses are recognized in the selling expenses in the accompanying consolidated statements of income and comprehensive income. These expenses amounted to $12,680,248 and $2,001,774 for the years ended December 31, 2018 and 2017, respectively.

(t)	Advertising costs

Advertising costs are expensed as incurred and included in the selling expenses. Advertising costs were $2,182,263 and $3,173,671 for the years ended December 31, 2018 and 2017, respectively.

(u)	Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were $1,417,417 and $856,263 for the years ended December 31, 2018 and 2017, respectively.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v)	Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of income and comprehensive income on a straight-line basis over the lease periods.

(w)	Income per share

Basic income per share is computed by dividing income available to stockholders by the weighted average shares of common stock outstanding during the period. Diluted income per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. As of December 31, 2018 and 2017, there were no dilutive shares.

(x)	Value added tax

The Company is subject to value added tax (“VAT”) and related surcharges on the revenues earned for services provided in the PRC. The applicable rate of value added tax is 6%. In the accompanying consolidated statements of income and comprehensive income, the related surcharges for revenues derived from loan facilitation business are deducted from gross receipts to arrive at net revenues.

(y)	Income taxes

The Company accounts for income taxes in accordance with the U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of December 31, 2018 and 2017. As of December 31, 2018, income tax returns for the tax years ended December 31, 2012 through December 31, 2017 remain open for statutory examination by PRC tax authorities.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(z)	Comprehensive income

Comprehensive income consists of two components, net income and the other comprehensive (loss) income. The foreign currency translation gain or loss resulting from translation of the consolidated financial statements expressed in RMB to US Dollar is reported in other comprehensive (loss) income in the statements of income and comprehensive income.

(aa)	Commitment and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(bb)	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker, which is a strategic committee comprised of members of the Company's management team.

Historically, the Company’s business had been organized into two reportable operating segments: (i) internet lending information intermediary platform operations, and (ii) marketplace service for merchant products. However, due to changes in the Company’s future business plans, the segment for marketplace service for merchant products was disposed on December 31, 2017 and presented as a discontinued operation. Management has determined that the Company now operates in one operating segment with one reporting segment.

(cc)	Discontinued operations

As of December 31, 2017, the segment for marketplace service for merchant products met all the conditions required in order to be classified as a discontinued operations (Note 4). Accordingly, the operating results of the segment for marketplace service for merchant products are reported as a loss from discontinued operations in the accompanying consolidated financial statements for all periods presented. In addition, the assets and liabilities related to the segment of marketplace service for merchant products are reported as assets and liabilities of discontinued operations in the accompanying consolidated balance sheets as of December 31, 2018 and 2017. For additional information, see Note 4, “Discontinued operations”.

(dd)	Reclassification

The Company reclassified “net loss from discontinued operations, net of tax” of $3,536,532, $2,075,811, and $1,702,612 from “Net cash (used in) provided by operating activities from continuing operations” to “Net cash (used in) provided by operating activities from discontinued operations” for the years ended December 31, 2017 and 2016 and for the six months ended June 30, 2017. After the reclassifications made, net cash provided by (used in) operating activities from continuing operations changed from 30,914,218, (4,004,772), and 7,954,267 to $34,450,750, (1,928,961), and 9,656,879 for the years ended December 31, 2017 and 2016 and for the six months ended June 30, 2017, respectively; and net cash provided by (used in) operating activities from discontinued operations changed from (775,013), 456,911, (497,342) to (4,311,545), (1,618,900) and (2,199,954) for the years ended December 31, 2017 and 2016 and for the six months ended June 30, 2017, respectively.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ee)	Recently issued accounting standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The guidance in ASU 2014-09 was effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), which means it became effective for the Company’s fiscal year beginning April 1, 2018. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard.

As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2018, including Interim periods beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The update requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The update applies to all entities that present a classified statement of financial position. For public business entities, the ASU was effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the ASU was effective for consolidated financial statements issued for annual periods beginning after December 15, 2017, and interim periods with annual periods beginning after December 15, 2018. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of this ASU is not to have a material effect on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The update requires equity investments (except those accounted for under the equity method or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It eliminated the requirement for public entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. For public entities, the ASU is effective for the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this ASU is not expected to have a material effect on the Company’s consolidated financial statements.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ee)	Recently issued accounting standards (continued)

In February 2016, the FASB issued ASU 2016-02, Amendments to the ASC 842 Leases. This update requires the lessee to recognize the assets and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Within twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Management is evaluating the effect, if any, on the Company’s consolidated financial statements.

In August 2016, the FASB has issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The adoption of this ASU does not have a material effect on the Company’s consolidated financial statements.

On November 22, 2017, the FASB ASU No. 2017-14, “Income Statement – Reporting Comprehensive Income (Topic 220), Revenue Recognition Topic 605), and Revenue from Contracts with Customers (Topic 606): Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 116 and SEC Release 33-10403.” The ASU amends various paragraphs in ASC 220, Income Statement — Reporting Comprehensive Income; ASC 605, Revenue Recognition; and ASC 606, Revenue From Contracts With Customers, that contain SEC guidance. The amendments include superseding ASC 605-10-S25-1 (SAB Topic 13) as a result of SEC Staff Accounting Bulletin No. 116 and adding ASC 606-10-S25-1 as a result of SEC Release No. 33-10403. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance if effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. The Company is currently assessing the timing and impact of adopting the updated provisions to its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect would have a material effect on the consolidated financial position, statements of operations and cash flows.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ff)	Significant risks and uncertainties

1)	Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of December 31, 2018 and 2017, the Company held cash and cash equivalents of $1,099,729 and $33,001,007, respectively, which were primarily deposited in financial institutions located in Mainland China, and were uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and also continually monitors their worthiness.

The Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

2)	Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the stockholders to obtain short-term funding to meet the liquidity shortage.

3)	Foreign currency risk

Substantially all of the Company’s operating activities and the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers' invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS

On September 20, 2018, Ruiran entered into VIE Agreements with Xiaotai Technology and Yingran. The key terms of these VIE Agreements are summarized in “Note 1 - Organization and Nature of Operation” above. As a result of the VIE Agreements, the Company classifies both Xiaotai Technology and Yingran as VIEs.

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Ruiran is deemed to have a controlling financial interest and be the primary beneficiary of Xiaotai Technology and Yingran, because it has both of the following characteristics:

1.	power to direct activities of a VIE that most significantly impact the entity’s economic performance, and
2.	obligation to absorb losses of the entity that could potentially be significant to the VIE or right to receive benefits from the entity that could potentially be significant to the VIE.

Pursuant to the VIE Agreements, Xiaotai Technology and Yingran each pays service fees equal to all of its net income to Ruiran. At the same time, Ruiran is entitled to receive all of their expected residual returns. The VIE Agreements are designed so that Xiaotai Technology and Yingran each operates for the benefit of the Company. Accordingly, the accounts of Xiaotai Technology and Yingran are both consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in the Company’s consolidated financial statements.

In addition, as all of these VIE agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these VIE agreements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these VIE agreements, it may not be able to exert effective control over Xiaotai Technology or Yingran and its ability to conduct its business may be materially and adversely affected.

All of the Company’s main current operations are conducted through Xiaotai Technology and are expected to be conducted through both Xiaotai Technology and Yingran. Current regulations in China permit Xiaotai Technology and Yingran to pay dividends to the Company only out of its accumulated distributable profits, if any, determined in accordance with their articles of association and PRC accounting standards and regulations. The ability of Xiaotai Technology and Yingran to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS (CONTINUED)

The following significant amounts of the VIEs are included in the accompanying consolidated financial statements for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017

Current assets	$31,577,178	$42,599,344
Property and Equipment, net	830,393	1,277,635
Other noncurrent assets	135,812	599,613
Total Assets	$32,543,383	$44,476,592

Accrued expenses and other liabilities	$2,369,821	$3,648,440
Other payable	-	14,286,456
Other current liabilities	2,861,467	4,380,462
Other noncurrent liabilities	-	1,072,165

Total Liabilities	$5,231,288	$23,387,523

	For the years ended
	2018	2017

Revenues	$43,426,099	$32,791,525
Income from operations	$11,159,215	$19,265,646
Net income from continuing operations	$7,316,026	$14,848,756

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	DISCONTINUED OPERATION

On December 31, 2017, the Company, and Zhejiang Xiaotai E-commerce Co., Ltd, (“Xiaotai E-commerce”), a related party of the Company and a private limited company duly organized under the laws of PRC (the “Purchaser”) entered into an agreement for the sale of marketplace service for merchant products. The Company was entitled to receive $762,546 for the transfer of assets and obliged to pay $1,467,818 for the transfer of liabilities, aggregating a net cash outflow of $705,272. As of December 31, 2017, the balance due to Xiaotai E-Commerce were not settled (Note 14 (3)). The balances were settled during the year ended December 31, 2018. The Company recorded the remaining outstanding receivables and payables relevant to the marketplace services as assets and liabilities of discontinued operation until the assets are collected and liabilities are settled.

The major assets and liabilities relevant to the discontinued operations are reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes expenses, are reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45. The assets relevant to the discontinued operation with a carrying value of $nil and $1,163,119 were classified as assets of discontinued operations as of December 31, 2018 and 2017. The liabilities relevant to the discontinued operation with a carrying value of $nil and $824,793 were classified as liabilities of discontinued operations as of December 31, 2018 and 2017. A net loss of $140,148 was recognized as the net loss from disposal of discontinued operation for the year ended December 31, 2017.

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45.

The following table summarizes the carrying amount of assets and liabilities the Company transferred to Xiaotai E-commerce as of December 31, 2017, and the net loss incurred in the transfer.

	Carrying amount	Transaction price	Gain/(loss)
Transferred assets:
Inventories	$628,540	$628,540	$-
Property and equipment	30,309	76,836	46,527
Intangible assets, net	57,170	57,170	-
	$716,019	$762,546	$46,527
Transferred liabilities
Advance from customers	$(1,467,818)	$(1,467,818)	$-

Foreign exchange (loss)	-	-	(186,675)
	$(751,799)	$(705,272)	$(140,148)

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	DISCONTINUED OPERATION (CONTINUED)

Reconciliation of the Carrying Amounts of Major Classes of Assets and Liabilities Classified as Assets and Liabilities of Discontinued operations in the Consolidated Balance Sheets.

	December 31, 2018	December 31, 2017

Carrying amounts of major classes of assets of discontinued operations:
Accounts receivable, net	$-	$439,612
Prepayments	-	148,066
Inventories	-	-
Other current assets	-	575,441
Total assets of discontinued operations	$-	$1,163,119

Carrying amounts of major classes of liabilities included as part of discontinued operations:
Trade payable	$-	$47,307
Advance from customers	-	16,589
Accrued expenses and other liabilities	-	664,368
Income tax payable	-	96,529
Liabilities directly associated with the assets of discontinued operations	$-	$824,793

Reconciliation of the Amounts of Major Classes of Income from Disposed Operations Classified as Discontinued Operations in the Consolidated Statements of income and Comprehensive Income.

	For the Years Ended December 31,
	2018	2017

Operations discontinued
Revenues	$-	$13,444,504
Cost of revenues	-	(13,242,812)
Selling expenses	-	(1,358,292)
General and administrative expenses	-	(2,336,627)
Other income, net	-	96,843
Loss from discontinued operation	-	(140,148)
Net loss from discontinued operation	$-	$(3,536,532)

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	RESTRICTED CASH

As required by banks in Mainland China, the Company pledged a cash deposit of RMB 5 million (equivalent of $0.8 million) and RMB 3 million (equivalent of $0.4 million) in Beijing Bank and Xi’an Bank, respectively, so as the bank would provide the platform with all services related to the lending fund transfer and repayment. In January 2019, the Company terminated its cooperation with Beijing Bank and started cooperation with Xi’an Bank, with whom the Company entered into a cooperation agreement in August 2018, for it to provide the platform with all services related to the lending fund transfer and repayment. The deposit in Beijing Bank was released in January 2019 and the deposit in Xi’an Bank was required in December 2018 before the inception of services. The Company recorded the deposit pledged in banks as “restricted cash”.

As of December 31, 2018 and 2017, the restricted cash amounted to $1,166,470 and $769,471, respectively.

6.	ACCOUNTS RECEIVABLE, NET

The classification is based on whether the due date is within 12 months from the initiation of the transaction. Accounts receivable, net consisted of the following:

	December 31, 2018	December 31, 2017

Accounts receivable	$7,366,205	$1,981,578
Less: allowance for doubtful accounts	(412,074)	(30,785)
Accounts receivable, net	$6,954,131	$1,950,793

The following table represents the aging of accounts receivable as of December 31, 2018 and 2017:

	Within due date	1-90 Days	91-180 Days	181 – 270 Days	Total
As of December 31, 2018	$1,686,647	$3,428,596	$2,147,310	$103,652	$7,366,205
As of December 31, 2017	$1,981,578	$-	$-	$-	$1,981,578

Movement of allowance for doubtful accounts was as follows:

	December 31, 2018	December 31, 2017

Balance at beginning of the year	$30,785	$1,341
Charge to expenses	398,070	28,266
Foreign exchange (gain) loss	(16,781)	1,178
Balance at end of the year	$412,074	$30,785

7.	LOAN RECEIVABLE

	December 31, 2018	December 31, 2017

Loan receivable due from a third party	$-	$4,456,465

On December 1, 2017, the Company entered into a loan agreement with a third party vendor to provide a line of credit of $15,213,449 (RMB 99,000,000) to the vendor in two years. The loan was interest-free. In return, the third party vendor introduces new borrowers to the Company for free commission. During the year ended December 31, 2018, the Company collected the loan receivable from the vendor. As of December 31, 2018 and 2017, the loan balance due from the vendor amounted $nil and $4,456,465, respectively.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	OTHER CURRENT ASSETS

Other current assets consist of the following:

	December 31, 2018	December 31, 2017

Prepaid expenses	$192,661	$281,277
VAT recoverable	207,545	96,780
Deposit	32,104	47,653
Other current assets	78,495	13,597
Less: allowance for doubtful accounts	(99,098)	(34,523)
Other current assets	$411,707	$404,784

Movement of allowance for doubtful accounts was as follows:

	December 31, 2018	December 31, 2017

Balance at beginning of the year	$34,523	$-
Charge to expenses	69,057	33,243
Foreign exchange loss (gain)	(4,482)	1,280
Balance at end of the year	$99,098	$34,523

Allowance for other current assets

Allowances are recorded when collection of amounts due are in doubt. Delinquent prepayments are written-off after management has determined that the collection is not probable and known bad debts are written off against the allowances when identified. As of December 31, 2018 and 2017, the Company accrued allowance of $99,098 and $34,523 for certain deposits and other current assets.

9. PROPERTY AND EQUIPEMENT, NET

Property and equipment, net consist of the following:

	December 31, 2018	December 31, 2017

Electronic equipment	$1,864,683	$80,221
Vehicles	388,246	451,427
Office equipment	78,408	371,913
Leasehold improvements	444,901	1,736,001
Less: Accumulated depreciation	(1,945,845)	(1,361,927)
Property and equipment, net	$830,393	$1,277,635

Depreciation expenses totaled $717,514 and $710,040 for the years ended December 31, 2018 and 2017, respectively.

During the year ended December 31, 2018, the Company disposed of office equipment and electronic equipment aggregating $36,302, the Company generated a gain of $54 from the disposal. For the year ended December 31, 2017, the Company did not dispose of any property and equipment.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	December 31, 2018	December 31, 2017

Software	$939,976	$993,449
Less: Accumulated amortization	(880,840)	(778,014)
Intangible assets, net	$59,136	$215,435

Amortization expenses totaled $150,418 and $303,817 for the years ended December 31, 2018 and 2017, respectively.

The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the years ended December 31, 2018 and 2017, no impairment of long-lived assets was recognized.

11.	OTHER PAYABLE

Other payable consists of the following:

	December 31, 2018	December 31, 2017

Receipt on behalf of investors	$-	$14,286,456

	$-	$14,286,456

Receipt on behalf of investors represented the principal and interest repaid from the borrowers to investors, through the Company’s bank account. During the year ended December 31, 2018, the borrowers were required to directly repay the principal and interest to investors’ accounts and no balance was as of December 31, 2018.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31, 2018	December 31, 2017

Due to vendors	$556	$1,916,398
Accrued payroll	1,019,090	711,407
Advanced from employees	-	673,846
Other tax payable	774,577	267,782
Accrued incentive expenses	324,042	-
Other current liabilities	258,571	79,007
Accrued expenses and other liabilities	$2,376,836	$3,648,440

Due to vendors

The balance due to vendors represented the amount payable to vendors for operation purpose.

Advanced from employees

As of December 31, 2017, the balance represented the amount advanced from employees. The balance was returned to the employees in July 2018.

Other tax payable

Other tax payables consist of the following:

	December 31, 2018	December 31, 2017

Value added tax payable	$725,278	$227,381
Local tax payable	49,299	40,401
Other tax payable	$774,577	$267,782

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Xiaotai Investment Hong Kong Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax laws, Xiaotai HK is exempted from income tax on its foreign-derived income and there are no withholding taxed in Hong Kong on remittance of dividends.

PRC

Ruiran, Xiaotai Technology and Yingran are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. The EIT rate for companies operating in the PRC is 25%. Entities qualifying as High and New Technology Enterprises enjoy a preferential tax rate of 15%. Xiaotai Technology received the preferential tax treatments from the year ended December 31, 2018. As of December 31, 2018, income tax returns for the tax years ended December 31, 2012 through December 31, 2017 remain open for statutory examination by PRC tax authorities.

Income taxes that are attributed to the continuing operations in the PRC are consist of:

	For the Years Ended December 31,
	2018	2017

Current income tax expenses	$5,100,724	$2,660,553
Deferred income tax expenses (benefit)	(1,134,222)	1,603,602
Income tax expenses	$3,966,502	$4,264,155

Below is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Years Ended December 31,
	2018	2017

PRC statutory tax rate	25%	25%
Effect of preferential tax benefit on assessable profits of Xiaotai Technology	(10)%	-
Effect of non-deductible expenses	21.47%	3.47%
Effect of non-taxable expenses	(1.27)%	(1.76)%
Tax savings from deductions on NOL incurred by discontinued operations	-	(4.4)%
PRC effective tax rate	35.20%	22.31%

Effect of non-deductible expenses of 21.47% was comprised of effect of non-deductible advertising expenses of 17.33% and effect of non-deductible incentive expenses of 4%, and effect of non-deductible of other expenses of 0.14%.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	INCOME TAXES (CONTINUED)

Deferred tax assets/(liabilities), net that are attributed to the continuing operations in the PRC are consist of:

	December 31, 2018	December 31, 2017

Allowance for doubtful accounts	$76,676	$31,101
Timing difference on revenue recognition and other temporary differences	-	(1,103,266)
Deferred tax assets (liabilities)	$76,676	$(1,072,165)

As of December 31, 2018 and 2017, the Company had no net operating loss carryforwards. During the year ended December 31, 2017, the Company utilized the net operating loss carryforwards from December 31, 2016. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. As of December 31, 2018 and 2017, the Company did not accrue valuation allowance against the deferred tax assets based upon management’s assessment as to their realization.

The Company evaluates its valuation allowance requirements at end of each reporting period by reviewing all available evidence, both positive and negative, and considering whether, based on the weight of that evidence, a valuation allowance is needed. When circumstances cause a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in income from operations. The future realization of the tax benefit of an existing deductible temporary difference ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryforward period available under applicable tax law.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2018 and 2017, the Company did not have any significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES

1)	Nature of relationships with related parties

Name	Relationship with the Company
Zhejiang Fengtai Technology Co.,Ltd. (“Zhejiang Fengtai”)	Suchun Wu, the 12% shareholder and COO of the Company, acted as the executive director of Zhejiang Fengtai before June 20, 2016 and Xiaoliang Fang, the director of the Company, acts as a senior management of Zhejiang Fengtai for a period from October 13, 2017 to July 9, 2018.
Zhejiang Xiaotai E-commerce Co., Ltd. (“Xiaotai E-Commerce”)	Under common control of Shanghai Tairan
Baofeng Pan	50.6% shareholder of Shanghai Tairan
Hui Zhang	49.4% shareholder of Shanghai Tairan
Suchun Wu	Shareholder and Chief Operational Officer of the Company
Jie Li	Suchun Wu’s immediate family
Haotian Wu	Legal representative, executive director and general manager of the Company
Kaiwen Duan	Director of Operating Department
Yinhai Fu	Chief Technology Officer
Mei Wang	Director of Human Resource Department
Xiaoliang Fang	Director of Marketing Department
Lifeng Jia	Manager of Data Analysis Department
Wei Shen	Manager of Product Center

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

2)	Transactions with related parties

Due to the change of senior management, Zhejiang Fengtai was a related party of the Company before July 9, 2018. During the period from January 1, 2018 to July 9, 2018, Zhejiang Fengtai borrowed loans from the Company’s platform. During the year ended December 31, 2017, Zhejiang Fengtai and Baofeng Pan borrowed loans from the Company’s platform.

The Company earned loan facilitation fee and management fee from these related parties. A summary of revenue generated from transactions with these related parties were as follows:

	For the Years Ended December 31,
	2018	2017

Zhejiang Fengtai	$516,187	$1,360,246
Baofeng Pan	-	283,261

	$516,187	$1,643,507

On December 31, 2017, the Company and Xiaotai E-commerce entered into an agreement for the sale of marketplace service for merchant products. The Company was entitled to receive $762,546 for the transfer of assets and obliged to pay $1,467,818 for the transfer of liabilities, aggregating a net cash outflow of $705,272. During the year ended December 31, 2018, the Company settled the transactions by paying a net consideration of $720,699.

During the year ended December 31, 2018, the Company disbursed loans aggregating $22,759,952 to Xiaotai E-commerce. On March 1, 2019, the Company entered into a supplementary agreement with the Xiaotai E-commerce regarding the repayment. Pursuant to the agreement, the loan is repayable in four installments on each 20th day from March to June 2019, with a per annum interest rate of 7% charged on the loan receivable since January 1, 2019. As the amount of interest income cannot be reliably measured as of December 31, 2018, the Company did not recognize interest income for the year ended December 31, 2018. The loan was fully repaid during March 20, 2019 through April 10, 2019 and was not charged of interest expenses.

In addition, the Company purchased promotional gifts of $7,236,383 from Xiaotai E-commerce. The promotional gifts were comprised of gift cards which will allow the card holders to redeem merchandise products on the marketplace of Xiaotai E-commerce. These products are used as incentives to attract investors to invest on the Company’s online platform, and the Company will obtain increased borrower base and earned increased facilitation fees from cooperative partners and management fees from borrowers. The Company records an incentive expenses when disbursed gifts to the investors.

3)	Balances with related parties

a.	Due from related parties

As of December 31, 2018 and 2017, the balance due from related parties were as follows:

	December 31, 2018	December 31, 2017

Accounts receivable
Zhejiang Fengtai (i) (iv)	$-	$1,069,352

Prepayments
Zhejiang Fengtai (i)	$-	$38,453

Loan receivable
Xiaotai E-Commerce (ii)	$21,895,259	$-

Other current assets
Xiaotai E-Commerce (iii)	$-	$762,546

i.	Due to the change of senior management in Zhejiang Fengtai on July 9, 2018, Zhejiang Fengtai was not a related party as of December 31, 2018.

ii.	As of December 31, 2018, the balance due from Xiaotai E-commerce represented the loan disbursement to Xiaotai E-Commerce. The loan was fully repaid during March 20, 2019 through April 10, 2019

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

3)	Balances with related parties (continued)

a.	Due from related parties (continued)

iii.	As of December 31, 2017, the balance due from Xiaotai E-commerce represented the amount to which the Company was entitled in the transfer of assets relevant with the sale of marketplace service. The balance was settled during the year ended December 31, 2018. (Note 4).

iv.	The accounts receivable due from Zhejiang Fengtai consisted of the following:

	December 31, 2018	December 31, 2017

Accounts receivable	$-	$1,128,448
Less: allowance for doubtful accounts	-	(59,096)

Accounts receivable, net	$-	$1,069,352

Movement of allowance for doubtful accounts receivable due from Zhejiang Fengtai was as follows:

	December 31, 2018	December 31, 2017

Balance at beginning of the year	$59,096	$-
Charge to expenses (recovery)	(59,096)	56,907
Foreign exchange loss (gain)	-	2,119
Balance at end of the year	$-	$59,096

b.	Due to related parties

As of December 31, 2018 and 2017, the balance due to related parties were as follows:

	December 31, 2018	December 31, 2017
Other current liabilities
Xiaotai E-Commerce (i)	$279,161	$1,467,818
Baofeng Pan	58,160	-
Zhejiang Fengtai (ii)	-	92,043
Suchun Wu (iii)	-	19,577
Hui Zhang (iii)	-	15,367
Yinhai Fu (iii)	-	15,367
Haotian Wu (iii)	-	14,683
Jie Li (iii)	-	13,348
Wei Shen (iii)	-	8,222
Xiaoliang Fang (iii)	-	6,909
Mei Wang (iii)	-	5,873
Kaiwen Zhang (iii)	-	4,486
Lifeng Jia (iii)	-	4,486
	$337,321	$1,668,179

i.	As of December 31, 2017, the balance due from Xiaotai E-commerce represented the amount to which the Company was obliged to pay for Xiaotai E-commerce’s assuming of liabilities relevant with the sale of marketplace service. The balance was settled during the year ended December 31, 2018. (Note 4).

As of December 31, 2018, the balance due from Xiaotai E-commerce represented the operating expenses paid by the related party on behalf of the Company. The balance was unsecured and was repayable on demand.

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

3)	Balances with related parties (continued)

b	Due to related parties (continued)

ii.	As of December 31, 2017, the balance due to Zhejiang Fengtai represented the operating expenses paid by the related party on behalf of the Company. The balance was unsecured and was repayable on demand.

Due to the change of senior management in Zhejiang Fengtai on July 9, 2018, Zhejiang Fengtai was not a related party as of December 31, 2018.

iii.	The balances due to management represented the amount payable to the management. The Company repaid the balance in August 2018.

15.	EQUITY

Capital contribution

During the year ended December 31, 2018 and 2017, the Company’s shareholders made additional capital contribution of $20,000 and $9,259,260 to the Company.

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary or VIE. Relevant PRC statutory laws and regulations permit payments of dividends by WFOE, Xiaotai Technology and Yingran only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of WFOE, Xiaotai Technology and Yingran. The Company is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the Company may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

During the year ended December 31, 2018, the Company generated profit and had retained earnings as of December 31, 2018. The Company accrued statutory reserve funds of $731,603, which is 10% of the after-tax profits generated during the year ended December 31, 2018.

During the year ended December 31, 2017, the Company generated profit and had retained earnings as of December 31, 2017. The Company accrued statutory reserve funds of $392,682, which is 10% of retained earnings.

As of December 31, 2018 and 2017, the Company had statutory reserve of $1,124,285 and $392,682, respectively.

16.	CONCENTRATION RISK

Since the inception through December 31, 2018, the Company facilitates loans primarily for individual borrowers through the internet lending information intermediary platform. For the years ended December 31, 2018 and 2017, the Company does not believe it has significant risks regarding borrower concentrations or investor concentrations.

However the Company facilitated loans through some cooperation partners, through whom we are referred potential borrowers, and receive a 1% transaction fee based on the value of loans which are successfully facilitated through our platforms to borrowers they referred. As of December 31, 2018 and 2017, accounts receivable due from some partners and Zhejiang Fengtai, one related party of the Company before July 9, 2018, as a percentage of consolidated accounts receivable were over 10%. The details are as follows:

	December 31, 2018	December 31, 2017

Partner A	32%	47%
Partner B	31%	0%
Partner C	23%	0%
Partner D	2%	35%

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Lease commitment

During the year ended December 31, 2017, the Company entered into three lease agreements with one lessor. The lease term of the three lease agreements expire in January 2020. During the year ended December 31, 2018, the Company entered into one lease agreement with another lessor, the lease term of the lease agreement expires in May 2020. In August 2019, the Company extended one of its office lease agreements to January 2022.   Future minimum lease payment under non-cancelable operating leases are as follows:

Twelve months ending December 31,	Minimum lease payments
2019	$457,322
2020	270,487
2021	140,429
Total	$868,238

Rent expense for the years ended December 31, 2018 and 2017 was $305,974 and $72,741, respectively.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

18.	SUBSEQUENT EVENT

1.	Entry into loan agreements with third parties

On March 1, 2019, the Company entered into a loan agreement with one third party to provide a line of credit of approximately $26,800,000 (RMB 180,000,000) to the third party through December 31, 2019. The loan charged the vendor an interest fee at an interest rate of 7% per annum. In addition, the Company, the third party and the third party’s guarantor entered into a guarantee agreement, pursuant to which the third party’s guarantor would pay on behalf the third party if the third party defaulted in payments. As of the date of this report, the Company disbursed loans approximately $24,107,000 (RMB 159,500,000) to the vendor.

On May 10, 2019, the Company entered into a loan agreement with another third party to provide a line of credit of approximately $58,200,000 (RMB 400,000,000) to the third party through December 31, 2019. The loan charged the vendor an interest fee at an interest rate of 7% per annum. In addition, the Company, the third party and the third party’s guarantor entered into a guarantee agreement, pursuant to which the third party’s guarantor would pay on behalf the third party if the third party defaulted in payments. As of the date of this report, the Company disbursed loans approximately $56,359,000 (RMB 387,100,100) to the vendor.

2.	Increase of paid-in capital in Xiaotai Technology

On May 1, 2019, the Board of Xiaotai Technology approved an increase in paid-in capital of RMB 387.1 million (equivalent of $56.3 million) to the VIE, which would be paid proportionately by existing shareholders of the VIE. Upon the board resolution, the Company had registered capital of RMB 387.1 million (equivalent of $56.3 million) to be funded by its shareholders. On May 15, 2019, the shareholders paid up all outstanding registered capital of RMB 387.1 million (equivalent of $56.3 million).

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the loss of the subsidiary is presented as “share of income (loss) of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2018 and 2017.

PARENT COMPANY BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS
Investment in subsidiaries	$27,317,486	$21,427,395
Total Assets	$27,317,486	$21,427,395

LIABILITIES AND SHAREHOLDERS’ EQUITY

Total Current Liabilities	-	-

Commitments and Contingencies	-	-

Shareholders’ Equity
Ordinary shares (par value $0.0001 per share; 500,000,000 shares authorized; 100,000 shares issued and outstanding)	10	10
Additional paid-in capital	18,325,104	17,573,501
Retained earnings	9,711,153	3,141,916
Accumulated other comprehensive (loss) income	(718,781)	711,968
Total Shareholders’ Equity	27,317,486	21,427,395
Total Liabilities and Shareholders’ Equity	$27,317,486	$21,427,395

XIAOTAI INTERNATIONAL INVESTMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2018	2017

Share of income of subsidiaries	$7,300,840	$11,312,224
Net Income	7,300,840	11,312,224

Other comprehensive (loss) income
Foreign currency translation adjustments	(1,430,749)	1,012,427
Comprehensive Income	$5,870,091	$12,324,651

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$7,300,840	$11,312,224
Adjustments to reconcile net income to net cash provided by operating activities:
Equity income of subsidiaries	(7,300,840)	(11,312,224)
Net Cash Provided by Operating Activities	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-